Exhibit 99.1

For Immediate Release

Supertel Hospitality, Inc.	Contact:
309 N 5th St.	Ms. Krista Arkfeld
Norfolk, NE 68701	Director of Corporate Communications
402.371.2520	karkfeld@supertelinc.com
www.supertelinc.com

IRSA Inversiones y Representaciones (NYSE: IRS) Affiliate Agrees to Purchase Investment in Supertel Hospitality

NORFOLK, Neb., November 16, 2011 – Supertel Hospitality, Inc. (NASDAQ: SPPR), a real estate investment trust (REIT) which owns 101 hotels in 23 states, today announced that it has entered into a purchase agreement for the issuance and sale of convertible preferred stock to Real Estate Strategies L.P. (“the Investor”), an investment vehicle indirectly controlled by IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), an Argentina-based company. Subject to the approval of the shareholders of Supertel and IRSA’s satisfaction with certain debt refinancing of Supertel, Supertel will issue and sell two million shares of a newly-created series of preferred stock for $20 million to the Investor. The Investor will also have the option, to be exercised prior to closing, to purchase up to an additional one million of preferred shares for $10 per share.

Supertel President and CEO Kelly Walters welcomed the investment of IRSA into Supertel, “for IRSA has shown an important growth in the last 2 decades and is worldwide recognized for its vision to find companies with high growth potential”. Eduardo S. Elsztain, Chairman of IRSA, commented: “our investment is a vote of confidence in the direction that Supertel has been pursuing in terms of repositioning its portfolio, improving property level management, and strengthening the company’s balance sheet. We expect that with this investment, Supertel will have made significant progress in its ongoing effort to optimize its capital structure to ultimately resume growth and regain the financial flexibility needed to reach its full potential”.

Each preferred share will receive a dividend of $0.625 per year, vote with the common stock, subject to certain voting limitations, and, subject to ownership limitations, will be convertible into common stock of Supertel at the rate of ten shares for each share of preferred stock for a period of 5 years.

In connection with the investment, the Investor will also receive warrants to purchase 20 million shares of Supertel common stock, which may be increased up to 30 million shares pro rata with the Investor’s exercise of the option for additional preferred shares. Subject to ownership limitations, the warrants are exercisable at any time following the closing date and expire in five years, at an exercise price of $1.20 per share.

The Investor’s and its affiliates’ beneficial ownership of voting stock at any time will be limited to 34% of the issued and outstanding voting stock of Supertel notwithstanding preferred voting or conversion rights or warrant exercise rights. The Company plans to hold a special shareholders meeting and seek shareholder approval of the proposed transaction pursuant to Nasdaq Stock Market rules.

Pursuant to a director’s designation agreement to be entered into at the closing of the transaction, Supertel will appoint up to four directors designated by the Investor to the nine member Supertel board. The Investor will also have participation or preemptive rights in future Supertel offerings for up to six years after closing of the transaction based on its level of beneficial ownership of Supertel stock.

IRSA’s representation on the Supertel board is expected to be led by Daniel Elsztain, IRSA executive in charge of IRSA’s investment efforts in the United States and also a Board Member in Hersha Hospitality Trust (NYSE: HT). Daniel Elsztain commented, “I look forward to assisting Supertel management in building the company into a growing hospitality firm with a strong balance sheet in the upcoming years. The people that IRSA will bring to the Supertel board will seek to complement and add value to help Supertel management in this mission.”

The transaction is anticipated to close within 90 days, subject to the approval of the Supertel shareholders and refinancing commitments for material debt of Supertel maturing before the closing. Supertel will file a Form 8-K with the Securities and Exchange Commission containing a description of the transaction, along with a copy of the purchase agreement.

JMP Securities is serving as financial advisor to Supertel.

About IRSA Inversiones y Representaciones Sociedad Anónima

IRSA Inversiones y Representaciones S.A. (NYSE:IRS/BCBA:IRSA) is Argentina’s largest, most well-diversified real estate company, and it is the only company in the industry whose shares are listed on both the Bolsa de Comercio de Buenos Aires and The New York Stock Exchange. Through its subsidiaries, IRSA manages an expanding top portfolio of shopping centers and office buildings, primarily in Buenos Aires. The company also develops residential projects and owns three luxury hotels. Its solid, diversified portfolio of properties has established the Company as the leader in the sector in which it participates, making it the best vehicle to access the Argentine real estate market. Additionally, IRSA owns a stake in Banco Hipotecario, Argentina’s largest mortgage supplier in the country. In the US, IRSA owns a 9% equity stake in Hersha Hospitality Trust and commercial real estate property in NYC, including ownership and management of the Lipstick building at 885 Third Avenue and ownership of the building at 183 Madison Avenue.

About Supertel Hospitality, Inc.

As of November 16, 2011, Supertel Hospitality, Inc. (NASDAQ: SPPR) owns 101 hotels comprised of 8,856 rooms in 23 states. The company’s hotel portfolio includes Baymont Inn, Comfort Inn/Comfort Suites, Days Inn, Guest House Inn, Hampton Inn, Holiday Inn Express, Key West Inns, Masters Inn, Quality Inn, Ramada Limited, Savannah Suites, Sleep Inn, Super 8 and Supertel Inn. This diversity enables the company to participate in the best practices of each of these respected hospitality partners. The company specializes in limited service hotels, which do not normally offer food and beverage service. For more information or to make a hotel reservation, visit www.supertelinc.com.

Forward-Looking Information

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information and Where to Find It

Supertel plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed investment transaction (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Supertel through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement from Supertel by contacting Investor Relations by telephone at (402) 371-2520, or by mail at Supertel, Investor Relations, 309 North 5th Street, Norfolk, Nebraska 68701.

Supertel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Supertel in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Supertel’s proxy statement for its 2011 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2011, and Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 16, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Supertel by contacting Investor Relations by telephone at (402) 371-2520, or by mail at Supertel, Investor Relations, 309 North 5th Street, Norfolk, Nebraska 68701, or by going to Supertel’s Investor Relations page and choosing the Investor Information link, on the Supertel corporate web site at www.supertelinc.com.